Exhibit 4.14


           SELLER MORTGAGES TRUST ASSIGNMENT AGREEMENT

                                 [{circle}] 2006

                       PERMANENT MORTGAGES TRUSTEE LIMITED
                              AS MORTGAGES TRUSTEE

                        PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                        PERMANENT FUNDING (NO. 2) LIMITED
                                  AS FUNDING 2

                                   HALIFAX PLC
                                    AS SELLER

                                       AND

                              THE BANK OF NEW YORK
          AS FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE







                                 ALLEN & OVERY

                               ALLEN & OVERY LLP





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                                   CONTENTS

CLAUSE                                                                      PAGE


1.    Definitions and Interpretations.......................................   1
2.    Sale of Beneficial Rights.............................................   2
3.    Further Assurance.....................................................   2
4.    No Partnership or Agency..............................................   2
5.    Assignment............................................................   2
6.    Funding 1 Security Trustee and Funding 2 Security Trustee.............   3
7.    Amendments and Waiver.................................................   3
8.    Notices...............................................................   4
9.    Contracts (Rights Of Third Parties) Act 1999..........................   4
10.   Execution in Counterparts; Severability...............................   5
11.   Governing Law.........................................................   5
12.   Process Agent.........................................................   5


Signatories.................................................................   6




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THIS AGREEMENT is made as a deed on [{circle}] 2006

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (as FUNDING
      1);

(2) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (as FUNDING
      2);

(3) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as MORTGAGES TRUSTEE);

(4) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacity as SELLER); and

(5) THE BANK OF NEW YORK, a New York banking corporation acting through its office at 48th Floor, One Canada Square, London E14 5AL (in its capacity as the FUNDING 1 SECURITY TRUSTEE and the FUNDING 2 SECURITY TRUSTEE, which expression shall include such companies and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 1 Deed of Charge or the Funding 2 Deed of Charge, as the case may be).

WHEREAS:

(A) On or about 13 June 2002 the Mortgages Trustee executed the Mortgages Trust Deed whereby it undertook to hold the Trust Property upon trust for Funding 1 and the Seller absolutely in accordance with and subject to the terms of the Mortgages Trust Deed.

(B) The Seller has agreed to assign to Funding 2 and Funding 2 has agreed to acquire from the Seller a portion of the Seller's beneficial interest in the Mortgages Trust on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATIONS

1.1   DEFINITIONS

      The provisions of the Master Definitions and Construction Schedule made on or about 22 March 2006 between, among others, the Seller, Funding 1 and the Mortgages Trustee (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

1.2   SPECIFIC TERMS

      Unless the context otherwise requires, the following terms shall have the following meanings:

      CONTROLLING BENEFICIARY DEED means the beneficiary deed to be entered into on or about [{circle}] 2006 between, amongst others, the parties hereto as may be amended, restated, novated, varied or supplemented from time to time;

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      FUNDING 2 DEED OF CHARGE means the deed of charge to be entered into on or about [{circle}] 2006 between, amongst others, Funding 2 and the Funding 2 Security Trustee and the Schedules thereto as may be amended, restated, novated, varied or supplemented from time to time; and

      FUNDING 2 SECURITY means the security to be granted by Funding 2 under or pursuant to the Funding 2 Deed of Charge.

2.    SALE OF BENEFICIAL RIGHTS

2.1   ASSIGNMENT

      In consideration of the payment by Funding 2 of the purchase price of {pound-sterling}100 (the receipt of which is hereby acknowledged), the Seller agrees to sell and assign (with full title guarantee, free from any Security Interest) to Funding 2 its rights as beneficiary under the Mortgages Trust Deed to the extent of the Seller's entitlement to an amount of {pound-sterling}100 of that portion of the Trust Property that, as the date of this Deed, has been allocated to the Seller Share of the Trust Property in accordance with the provisions relating to the allocation of Trust Property set out in the Mortgages Trust Deed.

2.2   EFFECT OF ASSIGNMENT

      The parties hereto acknowledge that following the sale and assignment referred to in CLAUSE 2.1 the Mortgages Trustee, the Seller, Funding 1 and Funding 2 will enter into an amended and restated Mortgages Trust Deed.

2.3   CONSENT AND WAIVER

      The parties hereto acknowledge the terms of CLAUSE 17.2 (Seller shall not assign) of the Mortgages Trust Deed and the parties hereby, without condition, consent to the sale and assignment of a portion of the Seller's beneficial interest in the Mortgages Trust pursuant to the terms of this Agreement and waive any breach of CLAUSE 17.2 (Seller shall not assign) of the Mortgages Trust Deed that will occur by reason of such sale and assignment.

3.    FURTHER ASSURANCE

      The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

4.    NO PARTNERSHIP OR AGENCY

      Nothing in this Agreement shall be taken to constitute or create a partnership between any of the parties to this Agreement or to make or appoint each party the agent of the other parties.

5.    ASSIGNMENT

5.1   ASSIGNMENT

      No party hereto shall be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which consent shall not, if requested, be unreasonably withheld) save that Funding 2 shall be entitled to assign by way of security all or any of its rights under this Agreement without such consent to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and the Funding 2 Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement without such consent to any successor security trustee under the Funding 2 Deed of Charge and may assign all of any part of

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      the Funding 2 Security upon an enforcement of the Funding 2 Security in accordance with the Funding 2 Deed of Charge.

5.2   ACKNOWLEDGEMENT OF SECURITY ASSIGNMENT

      The parties hereto acknowledge that Funding 2 has assigned its rights under this Agreement to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and acknowledges that pursuant to the terms of the Funding 2 Deed of Charge, Funding 2 has, inter alia, authorised the Funding 2 Security Trustee, following the Funding 2 Security becoming enforceable, to exercise, or refrain from exercising, all of Funding 2's rights, powers, authorities, discretions and remedies under or in respect of the Transaction Documents to which Funding 2 is a party, including this Agreement, in such manner as in the Funding 2 Security Trustee's absolute discretion it shall think fit.

6.    FUNDING 1 SECURITY TRUSTEE AND FUNDING 2 SECURITY TRUSTEE

6.1   NO ASSUMPTION

      It is hereby acknowledged and agreed that by its execution of this Agreement neither the Funding 1 Security Trustee nor the Funding 2 Security Trustee shall neither assume nor have any of the obligations or liabilities of the Mortgages Trustee, the Seller, Funding 1, Funding 2 or of each other. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Funding 1 Security Trustee or the Funding 2 Security Trustee may be exercised or made in its absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding 1 Deed of Charge and the Funding 2 Deed of Charge (as applicable) and the Controlling Beneficiary Deed.

7.    AMENDMENTS AND WAIVER

7.1   ENTIRE AGREEMENT

      This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

7.2   AMENDMENTS AND WAIVER

      No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

7.3   RIGHTS CUMULATIVE

      The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

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8.    NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent: [ADDRESS DETAILS TO BE CONFIRMED]

      (a) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St. Helier, Jersey JE1 0BD (facsimile number +44 (0) 1534 726391) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (b) in the case of the Seller: to Halifax plc (LP/3/3/SEC), Trinity Road, Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention Mortgage Securitisation Manager with a copy to HBOS Treasury Services PLC, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (c) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398
            6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (d) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 73986325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

      (e) in the case of the Funding 1 Security Trustee and the Funding 2 Security Trustee: to the Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number + 44 (0)20 7964 6061 or + 44 (0)20 7964 6399), for the attention of Global Structured Finance
            - Corporate Trust,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 8. All notices served under this Agreement shall be simultaneously copied to the Funding 1 Security Trustee and the Funding 2 Security Trustee by the person serving the same.

9.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

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10.   EXECUTION IN COUNTERPARTS; SEVERABILITY

10.1  COUNTERPARTS

      This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, when so executed, shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10.2  SEVERABILITY

      Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

11.   GOVERNING LAW

11.1  This Agreement is governed by the laws of England.

11.2 Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

12.   PROCESS AGENT

      The Mortgages Trustee irrevocably and unconditionally appoints Structured Finance Management Limited of 35 Great St. Helen's, London EC3A 6AP for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Structured Finance Management Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as a deed the day and year first before written.

                                       5

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                                  SIGNATORIES


MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of             )
PERMANENT MORTGAGES                         )
TRUSTEE LIMITED,                            )
a company incorporated in Jersey,           )
Channel Islands, by                         )
being a person who,                         )
in accordance with the laws of that         )
territory is acting under the authority of  )
the company in the presence of:             )


Witness's signature:

Name:

Address:



SELLER

EXECUTED as a DEED by                       )
HALIFAX PLC                                 )
acting by its attorney                      )  ............................
in the presence of                          )  (as attorney for HALIFAX PLC)

Witness's signature:

Name:

Address:



FUNDING 1

EXECUTED as a DEED by                       )
PERMANENT FUNDING (NO. 1)                   )
LIMITED acting by its attorney              )  .............................
in the presence of                          ) (as attorney for PERMANENT FUNDING
                                              (NO. 1 ) LIMITED)


Witness's signature:.................................

Name:               .................................

Address:            .................................


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FUNDING 2

EXECUTED as a DEED by                       )
PERMANENT FUNDING (NO. 2)                   )
LIMITED acting by its attorney              )  .............................
in the presence of                          ) (as attorney for PERMANENT FUNDING
                                              (NO. 2) LIMITED)

Witness's signature:.................................

Name:              ..................................

Address:           ..................................



FUNDING 1 SECURITY TRUSTEE

EXECUTED as a DEED by an authorised         )
signatory for and on behalf of              )
THE BANK OF NEW YORK                        )

Authorised signatory



FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED by an authorised         )
signatory for and on behalf of              )
THE BANK OF NEW YORK                        )

Authorised signatory






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